Exhibit 99.1

Great Elm Group Reports FISCAL 2023 FOURTH QUARTER AND FULL YEAR

financial resulTs

Company to Host Conference Call at 8:30 a.m., ET on September 21, 2023

WALTHAM, MA, September 20, 2023 -- Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal fourth quarter and year ended June 30, 2023.

Fiscal Fourth Quarter 2023 Highlights

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GEG collected incentive fees from Great Elm Capital Corp. (“GECC") for the first time in the Company’s history, totaling $1.0 million for the fourth quarter.
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As of June 30, 2023, GEG had approximately $85 million of cash and U.S. Treasuries on its balance sheet to deploy across its growing alternative asset management platform.
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Fee paying assets under management totaled $448.7 million as of June 30, 2023, representing approximately 2% sequential growth from March 31, 2023, and up approximately 10% year-over-year.
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Assets under management totaled $639.8 million as of June 30, 2023, representing approximately 1% sequential growth from March 31, 2023, and up approximately 5% year-over-year.
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Total revenue for the fourth quarter grew 96% to $3.0 million, compared to $1.5 million for the prior-year period, largely attributed to incentive fees from GECC.
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Net loss from continuing operations was ($5.3) million for the fourth quarter, comparable to the prior-year period.
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Adjusted EBITDA for the fourth quarter was $0.4 million, compared to $0.3 million for the prior-year period.

Full Fiscal Year 2023 Highlights

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During fiscal year 2023 and subsequent to year end, GEG hired key executives, bringing years of asset management experience to its team.
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On September 6, 2022, GEG added experienced operations professional Nichole Milz as Chief Operating Officer.
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On May 5, 2023, GEG's Board of Directors appointed Jason Reese, the Executive Chairman of GEG’s Board of Directors since 2020, to the additional role of Chief Executive Officer.
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On May 15, 2023, GEG’s Board of Directors appointed Keri Davis as Chief Financial Officer of Great Elm, expanding upon her role as Chief Financial Officer of GECC.
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On September 6, 2023, GEG’s Monomoy team added senior construction executive Andrew Wright as Vice President of Real Estate.
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On January 3, 2023, GEG sold its Durable Medical Equipment (“DME”) business for $80 million. After settling all obligations, the transaction resulted in approximately $26 million in net cash proceeds and 346,028 shares of Quipt Home Medical Corp. (“Quipt”) common stock.
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On January 17, 2023, GEG exercised a put right for the remaining 19% of the equity interests in Forest Investments, Inc. (“Forest”), following its sale of 61% of the equity interests in Forest on December 30, 2022, resulting in combined cash proceeds from the Forest sales of approximately $45 million.

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Total revenue for the fiscal year ended June 30, 2023 grew 92% to $8.7 million, compared to $4.5 million for fiscal 2022.
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Net income from continuing operations for the fiscal year ended June 30, 2023 of $14.5 million, compared to net loss from continuing operations of ($19.3) million in fiscal 2022.
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Adjusted EBITDA of $1.0 million for the fiscal year ended June 30, 2023, compared to an adjusted EBITDA loss of ($1.3) million in fiscal 2022.

Management Commentary

Jason Reese, Chief Executive Officer of the Company, stated, “As we close fiscal year 2023, we are proud of the Company’s evolution into a more simplified business focused on alternative asset management. Throughout the year, our management team took transformative steps to reshape our balance sheet, increasing liquidity and growing AUM. In addition, in the fiscal fourth quarter, Great Elm recognized incentive fees from GECC for the first time in the Company’s history – a testament to GECC’s markedly improved portfolio positioning and operations. Looking ahead, we are steadfast in our long-term strategy to scale our core businesses, build upon our curated pipeline of new funds and potential investments and utilize our strong balance sheet to deploy capital where we see attractive opportunities to achieve compelling risk-adjusted returns.”

Discussion of Financial Results for the Fiscal Fourth Quarter Ended June 30, 2023

During the three months ended June 30, 2023, GEG reported total revenue of $3.0 million, representing a 59% sequential increase and a 96% increase from $1.5 million in the prior-year period. The increase primarily related to significantly improved cash incentive fees from GECC and the May 2022 acquisition of the Monomoy REIT management agreement.

During the three months ended June 30, 2023, GEG recorded net loss from continuing operations of ($5.3) million, comparable to the prior-year period.

During the three months ended June 30, 2023, GEG recorded Adjusted EBITDA of $0.4 million, compared to $0.3 million from the same period in the prior year.

Discussion of Financial Results for the Fiscal Year Ended June 30, 2023

Total revenue for the fiscal year ended June 30, 2023 increased 92% to $8.7 million from $4.5 million in the prior fiscal year.

For the fiscal year ended June 30, 2023, the Company reported net income from continuing operations of $14.5 million, compared to net loss from continuing operations of ($19.3) million for fiscal 2022, driven by higher revenue, interest and dividend income, as well as significant gains related to the Forest transaction.

Adjusted EBITDA for the fiscal year ended June 30, 2023 was $1.0 million, compared to an adjusted EBITDA loss of ($1.3) million in the prior fiscal year.

Fiscal 2023 Fourth Quarter and Full Year Conference Call & Webcast Information

When: Thursday, September 21, 2023, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (888) 440-4537; international callers should dial +1 (646) 960-0669. Participants should enter the Conference ID 2595129 when asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call, can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial-focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income from continuing operations.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Consolidated Balance Sheets

Dollar amounts in thousands (except per share data)

ASSETS	June 30, 2023	June 30, 2022
Current assets
Cash and cash equivalents	$60,165	$22,281
Receivables from managed funds	3,308	2,445
Investments in marketable securities	24,595	-
Investments, at fair value (cost $40,387 and $68,766, respectively)	32,611	48,042
Prepaid and other current assets	717	665
Assets of Consolidated Fund:
Investments, at fair value (cost $2,432)	-	1,797
Prepaid expenses	-	746
Real estate under development	1,742	-
Current assets held for sale	-	8,464
Total current assets	123,138	84,440
Identifiable intangible assets, net	12,115	13,250
Right-of-use assets	497	733
Other assets	143	103
Non-current assets held for sale	-	69,561
Total assets	$135,893	$168,087
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$191	$8
Accrued expenses and other current liabilities	5,418	3,845
Current portion of related party payables	1,409	486
Current portion of lease liabilities	359	341
Liabilities of Consolidated Fund - accrued expenses and other	-	11
Current liabilities held for sale	-	15,003
Total current liabilities	7,377	19,694
Lease liabilities, net of current portion	142	472
Long-term debt (face value $26,945)	25,808	25,532
Related party payables, net of current portion	926	1,120
Related party notes payable, net of current portion	-	6,270
Convertible notes (face value $37,912 and $36,085, including $15,395 and $15,133 held by related parties, respectively)	37,129	35,187
Redeemable preferred stock of subsidiaries (held by related parties, face value $35,010)	-	34,099
Other liabilities	669	908
Non-current liabilities held for sale	-	2,551
Total liabilities	72,051	125,833

Contingently redeemable non-controlling interest	-	2,225
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 30,651,047 shares issued and 29,546,655 outstanding at June 30, 2023; and 28,932,444 shares issued and 28,507,490 outstanding at June 30, 2022	30	29
Additional paid-in-capital	3,315,378	3,312,763
Accumulated deficit	(3,251,566)	(3,279,296)
Total Great Elm Group, Inc. stockholders' equity	63,842	33,496
Non-controlling interest	-	6,533
Total stockholders' equity	63,842	40,029
Total liabilities, non-controlling interest and stockholders' equity	$135,893	$168,087

Great Elm Group, Inc.

Consolidated Statements of Operations

Amounts in thousands (except per share data)

	For the twelve months ended June 30,
	2023	2022
Revenues	$8,663	$4,516
Operating costs and expenses:
Investment management expenses	10,196	6,616
Depreciation and amortization	1,152	524
Selling, general and administrative	8,480	5,982
Expenses of Consolidated Fund	46	135
Total operating costs and expenses	19,874	13,257
Operating loss	(11,211)	(8,741)
Dividends and interest income	6,209	3,161
Net realized and unrealized gain (loss) on investments	15,247	(7,571)
Net realized and unrealized loss on investments of Consolidated Fund	(16)	(525)
Gain on sale of controlling interest in subsidiary	10,524	-
Interest expense	(6,074)	(5,546)
Income (loss) before income taxes from continuing operations	14,679	(19,222)
Income tax expense	(200)	(83)
Net income (loss) from continuing operations	14,479	(19,305)
Discontinued operations:
Net income from discontinued operations	13,201	4,268
Net income (loss)	$27,680	$(15,037)
Less: net (loss) income attributable to non-controlling interest, continuing operations	(1,554)	684
Less: net income (loss) attributable to non-controlling interest, discontinued operations	1,504	(828)
Net income (loss) attributable to Great Elm Group, Inc.	$27,730	$(14,893)
Basic net income (loss) per share from:
Continuing operations	$0.55	$(0.75)
Discontinued operations	0.40	0.19
Basic net income (loss) per share	$0.95	$(0.56)
Diluted net income (loss) per share from:
Continuing operations	$0.44	$(0.75)
Discontinued operations	0.29	0.19
Diluted net income (loss) per share	$0.73	$(0.56)
Weighted average shares outstanding
Basic	28,910	26,784
Diluted	40,980	26,784

Great Elm Group, Inc.

Reconciliation from EBITDA to Adjusted EBITDA - Quarterly

Dollar amounts in thousands

	For the three months ended June 30,		For the twelve months ended June 30,
	2023	2022	2023	2022
Net income (loss) from continuing operations – GAAP	$ (5,256)	$ (5,299)	$ 14,479	$ (19,305)
Interest expense	1,050	1,674	6,074	5,546
Income tax expense	198	166	200	83
Depreciation and amortization	282	217	1,152	524
Non-cash compensation	702	639	2,948	3,211
Loss on investments, excluding investment in Forest	2,187	2,762	9,167	8,096
Gains related to sale of Forest	-	-	(34,922)	-
Transaction and integration related costs(1)	634	188	1,105	499
Change in contingent consideration	603	-	783	-
Adjusted EBITDA(2)	$ 400	$ 347	$ 986	$ (1,346)

(1) Transaction and integration related costs include costs to sell, acquire and integrate acquired businesses.

(2) Adjusted EBITDA for prior periods has been adjusted to include dividend income earned during such periods consistent with the methodology for June 30, 2023.